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                                                                    EXHIBIT 10.3

                                                                  Execution Copy

                      CONSENT AND MODIFICATION AGREEMENT
                      ----------------------------------

     THIS CONSENT AND MODIFICATION AGREEMENT is made and entered into effective as of September 26, 2001 by and between TUESDAY MORNING CORPORATION, a Delaware corporation ("Borrower"), and COMPASS BANK, a state banking association formerly known as Compass Bank - Dallas ("Lender").

                                   RECITALS:
                                   ---------

     A. Borrower and Lender entered into a Loan Agreement on June 20, 1995, as amended by that certain Consent and Modification Agreement dated December 29, 1997 (the "Loan Agreement"), pursuant to which Lender made a loan in the amount of $7,146,293 to Borrower (the "Loan").

     B. The Loan is evidenced by a Promissory Note in the original principal amount of $7,146,293 dated June 20, 1995 executed by Borrower payable to the order of Lender (the "Note").

     C.   The Note is secured, inter alia, by (i) a Deed of Trust and Security
                               ----- ----
Agreement of even date therewith from Tuesday Morning, Inc., a Texas corporation, to Thomas J. Mastor, Trustee (the "TMI Deed of Trust"), covering certain real property in Dallas and Denton Counties, Texas more particularly described therein and (ii) a Deed of Trust and Security Agreement from Friday Morning, Inc., a Texas corporation, to Thomas J. Mastor, Trustee (the "FMI Deed of Trust"), covering certain real property in Dallas County, Texas more particularly described therein. The TMI Deed of Trust has been recorded in the Real Property Records of Dallas County, Texas and the Real Property Records of Denton County, Texas, and the FMI Deed of Trust has been recorded in the Real Property Records of Denton County, Texas.

     D. Borrower, Merrill Lynch & Co., Merrill Lynch Pierce Fenner & Smith Incorporated ("Merrill"), Fleet National Bank ("Fleet"), the Guarantors party thereto and certain lenders (collectively "New Lenders") executed a Credit Agreement dated as of December 29, 1997, and amended and restated as of July 7, 2000 (the "Credit Agreement"), pursuant to which New Lenders have agreed to make certain loans in the aggregate amount of $260,000,000 to Borrower.

     E. Borrower, Merrill, Fleet, the Guarantors party thereto and the New Lenders have executed or are about to execute an Amendment No. 1 to the Credit Agreement dated on or about September 25, 2001 (the "Amendment"), pursuant to which the parties are amending the Credit Agreement (i) to allow Borrower to repurchase, redeem or otherwise acquire from time to time its outstanding Senior Subordinated Notes, (ii) to allow Borrower to purchase and renovate an approximately 23.984 acre tract of real property and the improvements thereon located at 14303 Inwood Road, in the City of Farmers Branch, Texas (the "Property"), for a total cost not to exceed $22,000,000 and (iii) to amend certain financial covenants of the Credit Agreement as described therein.

     F. Borrower has requested that (i) Lender consent to the foregoing transactions and the related amendments to the Credit Agreement and (ii) the Loan Agreement be modified in certain respects; and, upon the terms and conditions set forth herein, Lender has granted such request.

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby agree as follows:

     1. Defined Terms. All terms used in this Agreement with their initial letters capitalized which are not otherwise defined herein but are defined in the Loan Agreement shall have the meanings ascribed to such terms in the Loan Agreement. All terms used in this Agreement with their initial letters capitalized and not otherwise defined herein or in the Loan Agreement shall have the meanings ascribed to such terms in the Credit Agreement. Notwithstanding the foregoing, all defined terms used in Section 7 of the Loan Agreement (as modified hereby) shall have the meanings set forth in the Credit Agreement.

     2. Consent. Lender hereby (a) consents to (i) Borrower's execution and delivery of the Amendment, (ii) Borrower's repurchase, redemption and acquisition from time to time of its Senior Subordinated Notes in the manner permitted under the Credit Agreement, as modified by the Amendment, (iii) Borrower's purchase and renovation of the Property in the manner permitted under the Credit Agreement, as modified by the Amendment and (iv) the modification of those certain financial covenants in the Credit Agreement effected by the Amendment, which modified covenants shall apply to Section 7 of the Loan Agreement, as amended hereby, and (b) agrees that neither the repurchase of Borrower's Senior Subordinated Notes nor the purchase of the Property shall constitute an Event of Default so long as Borrower, is at all times in compliance with the provisions of Section 7 of the Loan Agreement, as amended hereby.

     3. Amendments to Loan Agreement. The Loan Agreement is hereby amended in the following respects:

          (a) Section 1 of the Loan Agreement is hereby amended by deleting the definitions of "Adjusted Net Earnings from Operations," "Adjusted Tangible Assets," "Adjusted Tangible Net Worth," "Capital Expenditures," "Capital Leases," and "Restricted Investment" in their entirety.

          (b) Section 7 of the Loan Agreement is hereby amended to read in its entirety as follows:

                                       2
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               "7.  Financial Covenants.  Parent covenants and agrees with
          Lender, so long as this Agreement shall remain in effect and the principal of or interest on the Note or any other Obligation, shall be unpaid, as follows:

               (a) Maximum Leverage Ratio. Parent shall not permit the Leverage Ratio of any date to exceed the applicable ratio for such date as set forth in Section 9.11(a) of the Credit Agreement (as such ratios in the Credit Agreement may be modified from time to time with the consent of Lender).

               (b) Minimum Interest Coverage Ratio. Parent shall not permit the Interest Coverage Ratio for any Measurement Period ending at any date to exceed the applicable ratio for such date as set forth in Section 9.11(b) of the Credit Agreement (as such ratios in the Credit Agreement may be modified from time to time with the consent of Lender).

               (c) Minimum Fixed Charge Coverage Ratio. Parent shall not permit the ratio of (x) Consolidated EBITDA plus Consolidated Rental Payments less Capital Expenditures for any Measurement Period on or after the Closing Date to (y) Fixed Charges for such Measurement Period on or after the Closing Date at any date to be less than the applicable ratio for such date as set forth in Section 9.11(c) of the Credit Agreement (as such ratios in the Credit Agreement may be modified from time to time with the consent of Lender).

     4. Further Assurances. Subsequent to the date hereof, Borrower shall execute and deliver to Lender such documents as Lender may reasonably request to confirm, evidence or accomplish the modifications intended hereby.

     5. Costs. Borrower agrees to pay all costs incurred by the execution and consummation of this Agreement, including, without limitation, all attorneys' fees, and other out-of-pocket expenses.

     6. Loan Documents Effective. All terms and conditions of the Loan Documents, except as modified, renewed and extended herein, shall remain in full force and effect and the parties hereto hereby ratify and affirm all such terms and conditions. Notwithstanding anything to the contrary contained in the Loan Documents, the language and provisions set out herein shall control in the event of any conflict. Except as otherwise specifically provided in this Agreement, nothing herein shall constitute release or waiver of (a) any obligations or indebtedness of Borrower under any of the Loan Documents, or (b) any Event of Default under the Loan Documents, or any of Lender's rights or remedies with respect thereto, that may exist.

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     7.   ENTIRE AGREEMENT.  THIS AGREEMENT TOGETHER WITH THE LOAN DOCUMENTS
HERETOFORE EXECUTED (AS SAME ARE AMENDED BY THIS AGREEMENT) REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     8. Binding Effect. This Agreement shall bind the parties hereto and their respective successors and assigns.

     9. Counterpart Execution. This Agreement may be executed in multiple counterparts, all of which, taken together, shall constitute one and the same instrument.

                                        LENDER:

                                        COMPASS BANK


                                        By:    /R. Bruce Frey/
                                           ------------------------------
                                        Name:  R. Bruce Frey
                                             ----------------------------
                                        Its:   Vice President
                                            -----------------------------



                                        BORROWER:

                                        TUESDAY MORNING CORPORATION


                                        By:    /Mark E. Jarvis/
                                           ------------------------------
                                        Name:  Mark E. Jarvis
                                             ----------------------------
                                        Its:   Executive Vice President
                                            -----------------------------

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